# Western Goldfields, Inc.

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## Electronic Voting Instructions

**You can vote by Internet or telephone!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2007.**

### Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

| | For | Against | Abstain |
|---|---|---|---|
| 1. To approve the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Western Goldfields, Inc. ("WG Idaho"), Western Goldfields (USA) Inc. ("Mergerco") and Western Goldfields Inc. ("WG Ontario"), an Ontario company, whereby the company will effectively change its place of incorporation from Idaho to Ontario by merging Mergerco with WG Idaho, with the surviving entity to be a Nevada corporation that is a wholly-owned subsidiary of WG Ontario, and pursuant to which each share of WG Idaho will automatically become a share of WG Ontario and all current stockholders of WG Idaho will become shareholders of WG Ontario. | ☐ | ☐ | ☐ |
| 2. To approve the Shareholder Rights Plan, substantially in the form attached to the accompanying proxy statement/prospectus as annex VI, which will only be implemented immediately prior to the Reorganization becoming effective. | ☐ | ☐ | ☐ |
| 3. To approve amendments to our stock option plan in accordance with recent Staff Notices of the Toronto Stock Exchange, such amendments to be substantially in the form attached to the accompanying proxy statement/prospectus as annex VII. | ☐ | ☐ | ☐ |

4. To elect the five directors to the Board of Directors of Western Goldfields, Inc., who will become the Board of Directors of WG Ontario if Proposal (1) is approved.

Nominees:

| Nominee | For | Withhold |
|---|---|---|
| 01 - Randall Oliphant | ☐ | ☐ |
| 02 - Raymond Threlkeld | ☐ | ☐ |
| 03 - Vahan Kololian | ☐ | ☐ |
| 04 - Martin Konig | ☐ | ☐ |
| 05 - Gerald Ruth | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 5. To approve the appointment of HJ & Associates, LLC as independent auditors for the year 2007. | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The proxy should be dated and signed by the shareholder or his or her attorney authorized in writing or in any other manner permitted by law. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**WESTERN GOLDFIELDS, INC.**
**2 Bloor Street West, Suite 2102, P.O. Box 110**
**Toronto, Ontario, Canada M4W 3E2**

**THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF WESTERN GOLDFIELDS, INC.**

The undersigned holder of shares of Common Stock of Western Goldfields, Inc. (the "Company") hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the Annual and Special Meeting of Stockholders to be held at 9:30 a.m., local time, on June 19, 2007, at the TSX Broadcast Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada and hereby appoints Raymond Threlkeld and Brian Penny or either of them with full power of substitution, to vote all shares of the Common Stock of Western Goldfields, Inc. registered in the name provided herein that the undersigned is entitled to vote at the Annual and Special Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

**This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals described herein.**

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

**SEE REVERSE SIDE FOR THE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.**

[SEE REVERSE -- CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

**Change of Address**
Please print new address below.